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                                 EXHIBIT 12.1

                          BOSTON SCIENTIFIC CORPORATION

   STATEMENT OF COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES (UNAUDITED)
                                  (in millions)

                                                                     Year Ended December 31,
                                                          ------------------------------------------------
                                                           2004      2003       2002       2001      2000
                                                          ------    ------     ------     ------    ------
Fixed charges:
     Interest expense and debt issuance costs             $   64    $   46     $   43     $   59    $   70
     Interest portion of rental expense                       10        10         11         12        15
                                                          ------    ------     ------     ------    ------
        Total fixed charges                                   74    $   56     $   54     $   71    $   85
                                                          ======    ======     ======     ======    ======

Earnings:
    Income before income taxes                            $1,494    $  643     $  549     $   44    $  527
    Fixed charges per above                                   74        56         54         71        85
    Distributed equity in earnings of equity investees                                                  25
    Equity in losses (earnings) of equity investees            3                             (13)      (12)
                                                          ------    ------     ------     ------    ------
       Total earnings, as adjusted                        $1,571    $  699     $  603     $  102    $  625
                                                          ======    ======     ======     ======    ======

Ratio of earnings to fixed charges                         21.23     12.48      11.17       1.44      7.35
                                                          ======    ======     ======     ======    ======

The calculation above relates to the $1,600 million of registered debt securities that the Company has outstanding at December 31, 2004. See Note F of the consolidated financial statements for further information regarding the debt securities.